Press Release

SecureTech Innovations Appoints Brian Zucker, CPA, to Board of Directors and Audit Committee

Accomplished Securities-Industry Executive with 30+ Years of Experience Strengthens Company’s Corporate Governance

ROSEVILLE, MN – March 31, 2026 – SecureTech Innovations, Inc. (OTCQB: SCTH), a diversified technology holding company advancing artificial intelligence initiatives, industrial 3D printing and manufacturing technologies, and blockchain-based digital infrastructure and assets, today announced the nomination of Brian Zucker, CPA, to serve as an Independent Director and member of the Company’s Audit Committee.

Mr. Zucker’s appointment will become effective upon the formal seating of directors following the Company’s approval to list its shares on the NASDAQ Capital Market, subject to the satisfaction of all applicable listing requirements and regulatory approvals.

Mr. Zucker brings more than thirty years of hands-on experience in accounting, financial operations, and regulatory compliance within the securities industry. He currently serves as Chief Financial Officer and Financial Operations Principal for multiple broker-dealers and hedge funds. Earlier in his career, Mr. Zucker was a Senior Consultant at Deloitte Haskins & Sells and Price Waterhouse. Throughout his career he has delivered accounting, tax, and regulatory advisory services to public companies, broker-dealers, hedge funds, and high-net-worth individuals.

Mr. Zucker has held senior executive and board-level positions at several public companies, including President and Chairman of Atlantis Business Development Corp. (ABDV), Chief Financial Officer of Natcore Solar Technology, Inc. (NTCXF), Managing Director of American Frontier Financial Corp. (EVIS), and serves as an independent director at NanoViricides, Inc. (NYSE: NNVC). He is a Certified Public Accountant licensed in both New York and New Jersey and holds multiple FINRA licenses, including Series 7, 24, 27, 53, 63, 79, and 99. He earned a Bachelor of Science in Public Accounting from Pace University (New York) and is an active member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of CPAs, and the New York Society of CPAs.

J. Scott Sitra, SecureTech’s President and Chief Executive Officer, stated: “Brian’s depth of experience across the securities industry, public company governance, and financial oversight is exactly the kind of leadership we are building toward as SecureTech advances its technology initiatives and pursues its next chapter of growth. We are pleased to welcome him to our Board and look forward to the perspective and rigor he will bring.

Mr. Zucker commented: “I am honored to be nominated to SecureTech’s Board of Directors. I look forward to working alongside the Company’s leadership to support strong financial controls, rigorous audit oversight, and governance practices that serve the best interests of all shareholders.”

Mr. Zucker’s appointment is one element of SecureTech’s broader initiative to build a qualified, experienced, and independent Board befitting a company at this stage of its growth. SecureTech intends to announce two additional director nominees in the coming days.

About SecureTech Innovations

SecureTech Innovations, Inc. (OTCQB: SCTH) is a diversified technology holding company whose subsidiaries operate across artificial intelligence-driven manufacturing, blockchain-based digital infrastructure and cybersecurity, and patented vehicle security systems. Its portfolio companies include AI UltraProd, which develops AI-powered industrial 3D manufacturing solutions; Piranha Blockchain, which focuses on Web3 security architecture, digital asset infrastructure, and cybersecurity systems; and Top Kontrol, which holds patented vehicle anti-theft and anti-carjacking technology. SecureTech’s mission is to deliver practical, transformative technologies that improve safety, automation, and digital resilience across multiple industries.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | topkontrol.com

Disclaimer & Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may include, but are not limited to, statements regarding the Company’s plans to seek listing on the NASDAQ Capital Market, the expected appointment of Mr. Zucker to the Board of Directors and Audit Committee, and the Company’s corporate governance objectives. These statements are often identified by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately,” and similar expressions. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results, events, or circumstances to differ materially from those expressed or implied, including the risk that the Company’s NASDAQ listing application may not be approved, that required regulatory or shareholder approvals may not be obtained, and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K. The Company’s SEC filings are available at www.sec.gov. SecureTech undertakes no obligation to update any forward-looking statement to reflect new information, future events, or otherwise, except as required by applicable law.

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Media Contact

SecureTech Innovations, Inc.

Email: ir@securetechinnovations.com

Phone: (651) 317-8990

Website: www.securetechinnovations.com